EXHIBIT 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Consent of Certified Public Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 30, 2002 which appears on page 38 of the annual report on Form 10-K of Fonar Corporation and Subsidiaries for the year ended June 30, 2002, and to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this registration statement.

                                                       /s/ Marcum & Kliegman LLP
                                                       Marcum & Kliegman LLP

New York, New York
June 27, 2003